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EXHIBIT 99
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FOR IMMEDIATE RELEASE


Contacts:    Rebecca S. Maskey      John Peschier
             EVP & CFO              Director of Investor Relations
             Click Commerce, Inc.   Click Commerce, Inc.
             (312) 377-3110         (312) 377-6988
                                    ir@clickcommerce.com
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          CLICK COMMERCE ANNOUNCES PARTIAL RELEASE OF COMPAQ LOCK-UP
                    AND SOFTWARE LICENSE PURCHASE AGREEMENT


CHICAGO, May 4, 2001 - Click Commerce, Inc. (Nasdaq:CKCM), the leading provider of Channel Management software and services, today announced that Click Commerce has agreed to provide Compaq Computer Corporation (NYSE:CPQ) with an early release of a portion of the shares of Click Commerce common stock held by CPQ Holdings, Inc., a wholly-owned subsidiary of Compaq. In addition, Compaq has entered into a Software License Purchase Agreement under which it will make payments totaling $1.75 million to Click Commerce. The agreement is part of a pre-existing software integration and distribution agreement, which the parties entered into in July 1999.

Under the terms of the agreements reached today between Compaq and Click Commerce, the Board of Directors of Click Commerce has agreed to partially release Compaq from its lock-up agreement with Click Commerce with respect to the sale of up to 685,000, or approximately 16%, of the 4.3 million shares of Click Commerce that Compaq currently holds in consideration for the payments to be made under the Software License Purchase Agreement. The lock-up of Compaq's remaining shares will continue until June 23, 2001. Compaq's sales of Click Commerce shares may be executed in the open market from time to time, and will not be sold through an underwritten offering registered with the Securities and Exchange Commission.

Michael Ferro, Chairman and Chief Executive Officer of Click Commerce, stated, "The partial release of the lock-up will increase the float of Click Commerce shares available for trading, improving liquidity in our stock while staggering the release of our shares into the market. In addition, we are very pleased to have entered into the new Software License Purchase Agreement with Compaq."


About Click Commerce, Inc.
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Click Commerce (NASDAQ: CKCM) is the leading provider of Channel Management software and services that enable large global corporations to collaborate with their trading partners via the internet in a private marketplace. A sampling of leading companies using Click Commerce
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solutions to manage their complex distribution channels include American
Standard, Black & Decker, Delphi, Emerson Electric, Equistar, Kawasaki, Lubrizol, Mitsubishi, Motorola, Otis Elevator and Volvo. With its integrated e-business platform and proven application portfolio, Click Commerce enables global enterprises to significantly increase brand loyalty, customer satisfaction and financial performance. Visit Click Commerce at www.clickcommerce.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended: Statements in this press release that are not historical facts and refer to the company's future prospects are "forward looking statements" under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by words such as "expect," "anticipate," "intend," "believe," "hope," "assume," "estimate" and other similar words and expressions. The statements are subject to risks and uncertainties and actual results may differ materially from those indicated by these forward-looking statements as a result of various factors, including but not limited to, the ability of Click Commerce to execute on its plan to enter into strategic alliances with system integrators and business consultants, the extent of customer acceptance and utilization of Click Commerce's Channel Management solutions, the impact of competitive products and services, the company's ability to manage growth and to develop new and enhanced versions of its products and services, the effect of economic and business conditions, the company's ability to expand overseas, changes in technology, deployment delays or errors associated with the company's products and the company's ability to protect its intellectual property rights.